Exhibit 10.34c

THIRD AMENDMENT TO THE
O’SULLIVAN INDUSTRIES HOLDINGS, INC.
SAVINGS AND PROFIT SHARING PLAN
(July 1, 1997 Restatement)

        This Amendment is made by O’Sullivan Industries Holdings, Inc., a Delaware corporation (the “Employer”).

        WHEREAS, the Employer sponsors the O’Sullivan Industries Holdings, Inc. Savings and Profit Sharing Plan (the “Plan”); and

        WHEREAS, pursuant to the terms of the Plan, the Employer reserved the right to amend the Plan from time to time in its discretion; and

        WHEREAS, the Plan was most recently amended and restated in its entirety generally effective as of July 1, 1997; and

        WHEREAS, the Employer desires to amend the Plan to modify the eligibility requirements for participation and to make certain other administrative changes.

          NOW, THEREFORE, the Plan is amended as follows effective as of February 1, 2005, except as otherwise set forth herein:

          A.         Section 2.19 is hereby amended to read in its entirety as follows:

2.19 “Entry Date” means the first day of the first scheduled pay period beginning in any calendar month.

          B.        Section 3.01 is amended to read in its entirety as follows:

3.01 Eligibility to Participate.

(a) An Employee shall become a Participant in this Plan on the first Entry Date next following his date of employment with the Employer or as soon thereafter as may be administratively practicable.

(b) Notwithstanding the preceding provisions of this Section, any individual who was a Participant in the Plan on February 1, 2005, shall continue his participation as of such date.

         C.        Section 3.02 is amended to read as follows:

3.02 Participation Upon Reemployment.

              (a)        If a Participant terminates employment and is subsequently reemployed as an Employee of an Employer, such Employee shall again become a Participant hereunder as of the date of his reemployment and shall be eligible to elect to make Employee Pre-Tax Contributions as of the Entry Date next succeeding his date of reemployment or as soon thereafter as may be administratively practicable.

              (b)        If an Employee terminates employment before the next following Entry Date (so as to not have become a Participant prior to termination) and is subsequently reemployed as an Employee of an Employer, such Employee shall commence participation hereunder as of the Entry Date next succeeding his date of reemployment or as soon thereafter as may be administratively practicable.

          D.        The last paragraph of Section 3.04 is hereby amended to read as follows:

          If a Limited Participant again becomes an Employee of an Employer, he shall again become an active Participant as of the date of such transfer or change in employment status and shall be eligible to elect to make Employee Pre-Tax Contri butions as of the Entry Date next succeeding such transfer or change in status and election or as soon thereafter as may be administratively practicable.

          E.        In all other respects, the Plan shall remain in effect.

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        IN WITNESS WHEREOF, the Employer has executed this Amendment this 25th day of January, 2005, but effective as of February 1, 2005.

O’SULLIVAN INDUSTRIES HOLDINGS, INC.

By:	/s/ Robert S. Parker
Robert S. Parker
Title:	President and Chief Executive Officer

Attest:

/s/ Rowland H. Geddie, III
Rowland H. Geddie, III
Vice President, General Counsel
and Secretary